                             CONSULTING AGREEMENT
                             --------------------

     THIS IS A CONSULTING AGREEMENT dated as of May 31, 1996 between Tri-Point Medical Corporation, a Delaware corporation (the "Company"), and Steven A. Kriegsman, of Pacific Palisades, California (the "Consultant").

                                   Background
                                   ----------

     The Company is currently contemplating an initial public offering to be underwritten by Lehman Brothers and Sands Brothers & Co., Ltd. of its common stock and believes that, if successful, it will need professional services to assist in the transition from a privately-held company to a public company, as well as with the implementation of its development plans. Consultant is experienced in such matters and has agreed to provide advice to the Company relating thereto.

                                     Terms
                                     -----

     NOW, THEREFORE, in consideration of the mutual premises herein contained and intending to be legally bound hereby, the parties agree as follows:

1.   Consulting Services.
     -------------------

     1.1  Duties.  The Company hereby engages the Consultant, subject to the
          ------
terms and conditions of this Agreement, to serve as a consultant to provide financial and corporate development consulting services to the Company relating to new business development, strategic planning and assistance with strategic alliances ("Consulting Services"). Consultant hereby accepts such engagement and agrees to provide the Consulting Services as provided herein, all of which services shall be performed conscientiously and to the full extent of Consultant's ability. The Consultant shall perform such duties as are assigned to him from time to time by the Board of Directors or the Chief Executive Officer of the Company. Consultant shall provide consultation as requested by the Company, at the times and on the occasions requested by the Company. During the Consulting Term, Consultant shall at all times comply with all reasonable policies and procedures adopted by the Company, including without limitation the procedures and policies adopted by the Company regarding conflicts of interest and confidentiality of the Company's business information.

     1.2  Consulting Term.  The term for which Consultant shall provide the
          ---------------
Consulting Services (the "Consulting Term") shall commence at the Effective Time (as defined below) and end on the earlier of (i) the fifth anniversary of the Effective Time, (ii) the death or disability of Consultant, or (iii) the termination of Consultant's services for Cause (as defined below). The "Effective Time" shall be the day immediately following the closing by the Company of an initial public offering underwritten by Lehman Brothers and Sands Brothers & Co., Ltd.

     1.3  Independent Contractor.  During the Consulting Term, Consultant shall
          ----------------------
provide consulting services to the Company as an independent contractor and not as an employee of the Company. Consultant shall at all times during the Consulting Term act as an independent contractor and during such period nothing hereunder shall create or imply a relationship of employer-employee between the Company and Consultant.

     1.4  No Conflict.  The Consultant represents and warrants to the
          -----------
Company that he is not a party to any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction which would prohibit the Consultant from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future during the Consulting Term be assigned to the Consultant by the Company or the scope of assistance to which he may now or in the future during the Consulting Term provide to the Company. Consultant will indemnify and hold harmless the Company from and with respect to any liability, damage or cost, including reasonable attorneys' fees, arising out of any breach of the foregoing representation and warranty.

     1.5  Extent of Service.  During the Consulting Term, Consultant agrees to
          -----------------
devote such time, attention and energy as is necessary to fulfill his duties and responsibilities as a consultant under this Section 1.

     1.6  Required Travel.  Except with the Consultant's consent, the Company
          ---------------
will not require Consultant to travel outside of Los Angeles County, California more than five (5) days in each calendar quarter. The Company will give Consultant reasonable notice of any travel requirements and will agree to use its best efforts to agree on mutually agreeable travel schedules for any required travel.

2.   Compensation.
     ------------

     2.1 For all services rendered by Consultant as a consultant to the Company during the Consulting Term, the Company shall pay Consultant annual compensation of $120,000, payable monthly on the last day of each month.

     2.2 As of the Effective Time, the Company will grant to Consultant nonqualified stock options to purchase 50,000 shares of common stock of the Company. The option shall be exercisable at the rate of 20% of the option on the date of grant, and provided that this Agreement has not been previously terminated for Cause (as defined below), an additional 20% of the option on each of the first four anniversary dates thereof. The exercise price of the option will be the offering price of the Common Stock in the IPO less $3, and the term of the stock option will be 10 years. The grant will be made pursuant to the Company's Equity Compensation Plan and a stock option agreement in the form used generally by the Company.

     2.3 During the Consulting Term, Consultant shall be solely responsible for the payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws that pertain to the compensation paid or benefits provided to Consultant for his performance of consulting services.

     2.4 Consultant agrees that, to the extent there are any tax consequences arising from the payments made or options granted by the Company pursuant to this section, he shall be exclusively responsible for any payment of federal and state taxes on such payments and options. Consultant further agrees to indemnify, hold harmless and defend the Company against any and all claims or liabilities that may be asserted by any governmental taxing authority, including payment of attorney's fees, charges, assessments, interest, penalties or liabilities arising out of or with respect to any tax liabilities relating to payments made or options granted to Consultant pursuant to this section.

     2.5 Consultant shall be responsible for all ordinary and necessary expenses incurred by Consultant in connection with performing services under this Agreement, except the Company shall be responsible for all reasonable and necessary travel expenses for travel from the Consultant's home to or from anywhere outside of Los Angeles County, California, where such travel was requested in writing by the Company.

3.   Termination.
     -----------

     3.1 Unless earlier terminated, this Agreement will terminate automatically upon the expiration of the Consulting Term. This Agreement shall terminate automatically and become null and void and of no further force and effect if the Effective Time shall not have occurred by September 30, 1996.

     3.2 The Company may terminate this Agreement for "Cause" by written notice to Consultant. For the purposes of this Agreement, "Cause" shall mean (i) theft, fraud or embezzlement by Consultant; (ii) conviction of Consultant of a felony involving moral turpitude; or (iii) any default of Consultant's obligations hereunder which is not cured within thirty days after written notification thereof to Consultant. In the event of termination under this
Section 3.2, Consultant shall be entitled only to amounts accrued prior to the date of termination.

     3.3  Disability.  In the event that Consultant is unable fully to perform
          ----------
his duties and responsibilities hereunder by reason of illness, injury or incapacity, the Company will continue to pay to Consultant when due the unpaid installments of his compensation set forth in Section 2.1 for the remainder of the Consulting Term as if the Consulting Term had not been terminated under
Section 1.2.

     3.4  Death.  In the event that the Consultant dies during the Consulting
          -----
Term, the Company shall continue to pay to his
executors, legal representatives or administrators when due the unpaid
installments of his compensation set forth in Section   2.1  for the remainder
                                                      ------
of the Consulting Term as if the Consulting Term had not been terminated under
Section 1.2. The Company may obtain life insurance on the life of Consultant to fund such obligation.

4.   Confidential Information.  Consultant recognizes and acknowledges that by
     ------------------------
reason of his engagement by and service to the Company, he has had and will continue to have access to financial, proprietary and other confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to products and services offered, research ideas, methods and results, innovations, designs, ideas, plans, trade secrets, proprietary information, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its affiliates, distributors, customers, clients, suppliers and others who have business dealings with the Company and its affiliates ("Confidential Information"). Consultant acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not, either during or after the term of this Agreement, disclose any such Confidential Information to any person for any reason whatsoever without the prior written authorization of the Board, unless such information is in the public domain through no fault of Consultant or except: (a) as may be required by law with prior notice to the Company; or (b) in the course of his employment hereunder and solely in furtherance of the interests of the Company and its affiliates.

5.   Developments.  All developments, including inventions, whether patentable
     ------------
or otherwise, trade secrets, discoveries, improvements, ideas and writings which either directly or indirectly relate to or may be useful in the business of the Company or any of its affiliates (the "Developments") which Consultant, either by himself or in conjunction with any other person or persons, shall conceive, make, develop, acquire or acquire knowledge of during the Consulting Term or at any time thereafter during which he is employed by the Company, shall become and remain the sole and exclusive property of the Company. Consultant hereby assigns, transfers and conveys, and agrees to so assign, transfer and convey, all of his right, title and interest in and to any and all such Developments and to disclose fully as soon as practicable, in writing, all such Developments to the board of directors of the Company. At any time and from time to time, upon the request and at the expense of the Company, Consultant will execute and deliver any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Consultant for all reasonable expenses incurred by him in compliance with the provisions of this Section.

6.   Equitable Relief.
     ----------------

     6.1 Consultant acknowledges that the restrictions contained in Sections 4 and 5 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections may result in irreparable injury to the Company and its affiliates (each of which shall be deemed a third party beneficiary of such restriction).

     6.2 Consultant agrees that each of the Company and its affiliates shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violation of Section 4 or 5 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company or any affiliate may be entitled.

     6.3 Consultant irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding seeking equitable relief under this Section 6, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in any court of competent jurisdiction in the State of North Carolina or any other court of competent jurisdiction, provided that any suit, action or other legal proceeding brought against the Company shall be brought and adjudicated in the United States District Court for the Eastern District of North Carolina or, if such court will not accept jurisdiction, in any court of competent civil jurisdiction sitting in Wake County, North Carolina, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and (iii) waives any objection which Consultant may have to the laying of venue of any such suit, action or proceeding in any such court. Consultant also irrevocably and unconditionally consents to the service of any process, pleading, notices or other papers in any manner permitted by the notice provisions of Section 9 hereof.

7.   Governing Law.  This Agreement shall be governed by and interpreted under
     -------------
the laws of the State of North Carolina without giving effect to any conflict of law provisions.

8.   Dispute Resolution.
     ------------------

     8.1 If any matter or dispute arises under this Agreement that can not be resolved by the parties hereto, other than the seeking of equitable relief pursuant to Section 6 hereof, it shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as modified by this section. The number of arbitrators shall be one (1). The arbitration proceeding shall be conducted in the English language. Any arbitration proceeding shall be brought in Raleigh, North Carolina or Los Angeles, California, unless the parties agree in writing to conduct the arbitration in another location.

     8.2 The arbitration decision shall be binding and not be appealable to any court in any jurisdiction. The prevailing party may enter such decision in any court having competent jurisdiction.

     8.3 Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared except that if, in the opinion of the arbitrator, any claim by a party hereto or any defense or objection thereto by the other party was unreasonable, the arbitrator may in its discretion assess as part of the award all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and expenses of the arbitrator against the party raising such unreasonable claim, defense or objection.

9.   Notices.  All notices and other communications hereunder or in connection
     -------
herewith shall be in writing and shall be deemed to have been given when delivered by hand or reputable express delivery service, mailed by certified or registered mail, return receipt requested, or sent by fax to the party as follows (provided that notice of change of address shall be deemed given only when received):

     If to the Company, to:  Tri-Point Medical Corporation
                             5265 Capital Boulevard
                             Raleigh, North Carolina 27604
                             Fax: (919) 790-1041

     If to Consultant, to:   Steven A. Kriegsman
                             866 Iliff Street
                             Pacific Palisades, CA  90272
                             Fax: (310) 459-1935
     or to such other names or addresses as the Company or Consultant, as the case may be, shall designate by notice to the other person in the manner specified in this Section.

10.  Miscellaneous.  This Agreement (i) constitutes the entire agreement, and
     -------------
supersedes any prior agreements relating to the subject matter hereof; (ii) may be modified only in a writing duly executed by the parties hereto and Consultant and the Company acknowledge that the effect of this provision is that no oral modifications of any nature whatsoever to this Agreement shall be permitted; and
(iii) shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant as set forth in Section 1 of this Agreement are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant.

11.  Survival.  Notwithstanding any termination of this Agreement, Consultant's
     --------
obligations under Sections 4 and 5 of this Agreement shall survive and remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                              TRI-POINT MEDICAL CORPORATION



                              By:
                                 --------------------------
                                 Robert V. Toni, President



                              -----------------------------
                              Steven A. Kriegsman